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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Dotronix, Inc. on Form S-8 of our report dated October 12, 1999, appearing in the Annual Report on Form 10-KSB/A of Dotronix, Inc. for the year ended June 30, 1999.


DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 24, 2000